Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of September 10, 2009 among iBio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of common stock of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1.      Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” or “Closings” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the applicable Subscription Amount and (ii) the Company’s obligations to deliver the applicable Shares have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Counsel” means Davis Wright Tremaine LLP, with offices located at 1633 Broadway, New York, New York 10019.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” shall mean Signature Bank, with offices located at 261 Madison Ave, New York, New York 10016.

“Escrow Agreement” shall mean the escrow agreement entered into prior to or on the date hereof, by and among the Company and the Escrow Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Shares” means the shares of Common Stock sold to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any direct or indirect subsidiary of the Company and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company with a mailing address of 17 Battery Place, New York, New York 10004, and a facsimile number of (212) 509-5150, and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE

2.1.      Signing. On the date hereof, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $3,000,000 of Shares. Each Purchaser shall deliver (1) to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and (2) to the Company, this Agreement duly executed by such Purchaser. The Company shall deliver to each Purchaser, this Agreement duly executed by the Company.

2.2.      Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall deliver to each Purchaser its respective Shares, as determined pursuant to Section 2.3(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. The parties hereto acknowledge that there may be more than one Closing in connection with transactions contemplated by this Agreement.

2.3.      Closing Deliveries (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)     irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the per share purchase price of $0.65 (the “Purchase Price”), registered in the name of such Purchaser; and

(ii)     the Registration Rights Agreement in the form attached hereto as Exhibit A duly executed by the Company.

(b)      On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and the Placement Agent (or, where indicated, to the Escrow Agent) the following:

 (i)     the Registration Rights Agreement duly executed by such Purchaser;
(ii)     the Accredited Investor Questionnaire; and
(ii)     the Subscription Amount.

2.4.      Closing Conditions.

 (a)      The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)     all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)     the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)      The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

 (i)     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)     all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)     the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement; and

(iv)     there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.      Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”), attached hereto as Exhibit B, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a)      Subsidiaries. The Company has no Subsidiaries. Any references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded, unless such references are to Subsidiaries formed after the date hereof.

(b)     Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, to issue the Shares in accordance with the terms hereof and thereof and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Shares, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(d)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any Trading Market on which the Common Stock is traded or quoted), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the cases of conflicts described in clauses (ii) or (iii) that would not have a Material Adverse Effect.

(e)     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, including but not limited to the issuance and sale of securities, other than (i) filings required pursuant to the Exchange Act, (ii) the filing with the Commission of the Registration Statement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”) and filings which if not made would not result in a Material Adverse Effect.

(f)     Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all taxes and charges with respect thereof and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Shares would not have been issued or sold in violation of any preemptive or similar rights of the holders of any securities of the Company.

(g)     Conduct of Business. The conduct of business by the Company as presently conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except (i) as such regulation as is applicable to commercial enterprises generally, and (ii) by the U.S. Food and Drug Administration. The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where the failure to obtain such license, permit or other governmental authorization would not result in a Material Adverse Effect.

(h)     No Defaults. No default by the Company or, to the best knowledge of the Company, any other party exists in the due performance under any agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”), except for such defaults that would not result in a Material Adverse Effect.

(i)     Intellectual Property. The Company owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business (collectively, the “Intangibles”), except for such defects in ownership rights that would not result in a Material Adverse Effect. To the knowledge of the Company, it has not infringed upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, have a Material Adverse Effect.

(j)     Anti-Terrorism. Neither the sale of the Shares by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(k)     Capitalization; Additional Issuances. The issued and outstanding securities of the Company as of September 10, 2009 are as set forth in Schedule 3.1 (k) hereto. Except as set forth in Schedule 3.1 (k) , as of September 10, 2009 there are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any Common Stock of the Company.

(l)     Litigation. Except as disclosed in Schedule 3.1(l), there are no legal proceedings, other than routine litigation incidental to the business, pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective property or assets, except for proceedings that if determined adversely to the Company would not result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company, except for orders, judgments, injunctions, awards or decrees that would not have a Material Adverse Effect.

(m)     SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated hereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised the Investor that a correct and complete copy of each of the SEC Documents (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where the Investor may view the SEC Documents. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(n)     Brokers. Except for Noble Financial Capital Markets, Inc., the Company has not employed any unaffiliated broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

(o)     Related Party Transactions. As entered into in connection with this Agreement, there are no oral or written agreements, understandings or proposed transactions between the Company, on the one hand, and any of the Company’s officers, directors, stockholders, or Employees (as defined below), on the other hand, other than (a) for payment for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company; and (c) for other standard employee benefits made generally available to all Employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company or any members of their immediate families are indebted to the Company or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. To the Company’s knowledge, no officer or director or any stockholder of the Company or any member of their respective immediate families, has, directly or indirectly, an interest in any contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). To the Company’s knowledge, there is no familial or other significant business relationship that exists between or among any Employee of the Company and any customer, supplier, vendor or contractor of the Company. For purposes of this Agreement, “Employee” shall mean any person employed by the Company, whether directly or indirectly, by lease or co-employment arrangement with a third-party or otherwise.

(p) Title. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not detract from the value of the property subject thereto or impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are fit and usable for the purposes for which they are being used. The Company is in material compliance with all terms of each lease to which it is a party or is otherwise bound.

(q)     Disclosure. The representations, warranties and other statements contained in this Agreement, the Disclosure Schedules and any other documents provided to Purchaser do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.2.      Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser hereby, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

 (a)     Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Own Account. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)     Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Each Purchaser will complete execute an Accredited Investor Questionnaire in the form attached hereto as Exhibit C and deliver the same to the Placement Agent simultaneously with the execution of this Agreement.

(d)     Experience of Such Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser (i) has adequate means of providing for his current needs and possible personal contingencies and those of his family, if applicable, in the same manner as he would have been able to provide prior to making the investment in the Shares, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of this investment for an indefinite period of time and (iv) is presently able to afford a complete loss of such investment.

(e)     General Solicitation. Each Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)     Information. Each Purchaser represents that it has access to and has reviewed copies of the Company’s SEC Documents and each of the exhibits attached hereto. Each Purchaser and his attorneys, investment advisors, business advisors, tax advisors and accountants have had sufficient access to all documents and records pertaining to the Company and this proposed investment, including but not limited to the SEC Documents and the exhibits attached hereto. Additionally, each Purchaser and all of his advisors have had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of each Purchaser. Each Purchaser and all of his advisors have had an opportunity to obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished in the SEC Documents and any exhibits attached hereto.

     (g)     Risk/Lack of Market. Each Purchaser recognizes that an investment in the Shares involves significant risks, including, without limitation, those set forth in the SEC Documents and any of the exhibits attached hereto. Each Purchaser has reviewed the Risk Factors attached hereto and made a part hereof as Exhibit D. Each Purchaser acknowledges that the Company’s continued operation is highly dependent upon its ability to raise substantial additional capital and/or increase revenues. No assurance can be given that the Company will be successful in raising any such capital and/or increasing revenues. The failure to raise such capital and/or increase revenues will have a material adverse effect on the Company’s operations and financial condition and on its ability to continue as a going concern. Each Purchaser realizes that he may not be able to sell or dispose of any of the Shares and that no market of any kind (public or private) may be available for any of the Shares at the time such Purchaser elects to sell his Shares. In addition, each Purchaser understands that his right to transfer the Shares will be subject to restrictions contained in applicable Federal and state securities laws.

(h)     Indemnification Representations of Purchaser. The representations, warranties and agreements made by each Purchaser herein have been made with the intent that they be relied upon by the Company and Noble Financial Capital Markets, Inc., and any of its affiliates, officers, directors, shareholders, managers, employees or agents (the “Placement Agent”) for purposes of the Offering. The Purchaser represents and warrants that none of the representations or warranties made by the Purchaser herein or any Accredited Investor Questionnaire submitted by the Purchaser to the Company ("Purchaser Statements") contain any false or misleading statement or omit to state a material fact. The Purchaser shall indemnify the Company and the Placement Agent to the extent the Company or the Placement Agent incurs or suffers any damage, expenses, loss, claim, judgment or liability resulting from the Company's reliance upon any Purchaser Statements.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1.      Transfer Restrictions.

(a)      The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

 (b)      The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN

RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2.      Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes.

4.3.      Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.4     Acknowledgement of Placement Agent Fees. Each Purchaser acknowledges that the Company has engaged the Placement Agent. The Company expects to pay commissions to the Placement Agent, a registered broker/dealer firm, as follows:

(a) At each closing (“Closing”) of any sale of the Securities to purchasers introduced by the Placement Agent, a cash fee equal to (i) 7% for equity or equity-linked securities, (ii) 5% for subordinated debt (including mezzanine debt) securities, and (iii) 3% for senior secured debt securities, of the aggregate gross proceeds received from a sale of the Securities.  Additionally, at each Closing of any sale of the Securities, the Placement Agent shall have the right to purchase, for $.0001 each, cashless exercise warrants to purchase common stock equal to the aggregate gross proceeds received from a sale of Securities divided by the Company’s closing stock price at each Closing multiplied by (i) 7% for equity or equity-linked, (ii) 5% for subordinated debt, and (iii) 3% for senior secured debt.  Such warrants will have a term of five years and have an exercise price equal to 100% of the Company’s closing stock price at each Closing.  Such warrants will be transferable to Placement Agent’s employees and affiliates.  Placement Agent shall also be granted one time piggyback registration rights with respect to the Securities underlying such warrants. In addition to any Closing, Placement Agent will be entitled to a cash fee of 4% for the gross proceeds received by the Company for the conversion of any warrants issued to investors in transactions for which Placement Agent acted as placement agent in addition to the right to purchase, for $.0001 each, cashless exercise warrants to purchase common stock equal to the aggregate gross proceeds received from the conversion of such warrants divided by the Company’s conversion stock price at each conversion multiplied by 4%. Such warrants will have a term of five years and have an exercise price equal to 100% of the Company’s closing stock price at the applicable investor warrant conversion date. Notwithstanding the foregoing, (x) to the extent that any investors participating in a Closing are existing security-holders of the Company or were introduced to the Company by one or more of the Company’s officers, directors or stockholders resulting in aggregate gross proceeds to the Company of up to $2,000,000 (a “Company-Originated Sale”), the fee payable to Placement Agent with respect to such investors shall be 50% of the fee (both cash and warrants) otherwise payable in accordance with the above terms, and (y) no fee shall be payable to Placement Agent on account of any sale of securities by the Company to a sovereign fund or similar strategic investor in a transaction involving technology licenses by the Company (a “Technology License Agreement”).

(b) In addition to the foregoing, the Company shall pay the Placement Agent a financial advisory fee (“Advisory Fee”) of (i) $10,000 cash for each month during the Term payable in consecutive monthly installments during the Term with the first of such installments of $10,000 due and payable by the Company to Placement Agent upon execution of this Agreement, and each subsequent monthly installment being due and payable on each successive monthly anniversary of such date hereof; plus five year cash warrants to purchase 100,000 shares of the Company’s (or its successor’s) common stock exercisable at $0.35 per share, which will be transferable to Placement Agent’s employees and affiliates for which Placement Agent will have one-time piggyback registration rights with respect to the common stock underlying such warrants.

(c) Whether or not a sale of the Securities occurs, the Company will reimburse the Placement Agent upon demand (accompanied by reasonable supporting documentation), up to a maximum of $10,000 for the reasonable expenses of the Placement Agent incurred in connection with its acting as placement agent hereunder

4.5     Acknowledgement of Placement Agent Participation in this Offering. Each Purchaser acknowledges and accepts that the Placement Agent, its partners, managers, members, shareholders, directors, officers, affiliates, employees and agents may participate in making an investment in this offering, and accordingly that such role as a Placement Agent and investor may be an inherent conflict of interest with such Purchaser. By execution of this Agreement, each Purchaser hereby waives any potential conflict of interest that may exist as a result of the foregoing.

4.6     Indemnification. Purchaser shall indemnify upon demand the Company and the Placement Agent, and its partners, managers, members, shareholders, directors, officers, employees, agents and any of the affiliates of the foregoing (the “Indemnified Persons”) and hold harmless the Indemnified Persons from and against any and all loss, cost, liability, damages, penalties, actions, suits, and expenses (including reasonable attorneys’ fees and other legal expenses) which may be imposed upon, asserted against, paid or incurred by the Indemnified Persons (except and only to the extent that the same arises solely from gross negligence or willful misconduct on the part of an Indemnified Person) at any time or from time to time in connection with the enforcement of the terms hereof, or related to the consummation of the transaction contemplated hereby, including the prosecution or defense of any suit relating to or arising out of this Agreement, or any default by a Purchaser under this Agreement, including those caused by an Indemnified Person’s negligence (collectively the “Indemnified Liability”);

provided, however, that no Purchaser shall be liable for the payment to any Indemnified Person of any portion of such Indemnified Liability resulting from the gross negligence or willful misconduct on the part of an Indemnified Person.

ARTICLE V
MISCELLANEOUS

5.1.      Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated with such Purchaser on or before sixty (60) days from the date hereof; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

 5.2.      Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

 5.3.      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

 5.4.      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Shares still held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

 5.5.      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

 5.6.      Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect the interpretation of any of the provisions hereof.

 5.7.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

 5.8.      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

 5.9.      Governing Law; Jurisdiction; No Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of the transaction documents.

5.10.      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

 5.11.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

 5.12.      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

 5.13.      Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.14.      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day,

then such action may be taken or such right may be exercised on the next succeeding Business Day.

 5.15.      Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.16      Exhibits. The parties acknowledge that the following exhibits are attached hereto and made a part hereof:

     Exhibit A: Registration Rights Agreement

     Exhibit B: Disclosure Schedules

     Exhibit C: Accredited Investor Questionnaire

     Exhibit D: Risk Factors

     Exhibit E: Form 10K for period ending June 30, 2008

     Exhibit F: Form 10Q for period ending March 31, 2009

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IBIO, INC.	Address for Notice:
By:________________________________________ Name: Robert B. Kay Title: Chief Executive Officer	iBio, Inc. 9 Innovation Way, Suite 100 Newark, DE 19711 Attention: Chief Executive Officer Telephone: (302) 355-0650 Facsimile: (302) 356-1173
With a copy to (which shall not constitute notice):	Davis Wright Tremaine LLP 1633 Broadway New York, NY 10019 Attention: Andrew Abramowitz, Esq. Telephone: (212) 603-6470 Facsimile: (212) 489-8340

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGES TO IBIO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Purchaser or Authorized Signatory: ______________________________________

Name of Authorized Signatory (if applicable): ________________________________________

Title of Authorized Signatory: _____________________________________________________

E-mail Address of Purchaser:
Facsimile Number of Purchaser:
Address for Notice to Purchaser:  _________________________
Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $

Shares of Common Stock:           ________ (purchase price of $0.65 per share)
EIN or Social Security Number: [PROVIDE THIS UNDER SEPARATE COVER]